As filed with the Securities and Exchange Commission on February 1, 2007.

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________

SUN AMERICAN BANCORP

(Exact name of registrant as specified in its charter)

______________

Delaware	65-0325364
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1200 N. Federal Highway

Suite 111-A

Boca Raton, Florida 33432

(Address of Principal Executive Offices; Zip Code)

AMENDED AND RESTATED 2005 STOCK OPTION AND STOCK INCENTIVE PLAN

(Full title of the plan)

Michael Golden

Chief Executive Officer

Sun American Bancorp

1200 N. Federal Highway

Suite 111-A

Boca Raton, Florida 33432

(561) 826-0464

(Name and address of agent for service; telephone number,
including area code, of agent for service)

______________

Copies to:

Jane K. Storero, Esquire

Blank Rome LLP

One Logan Square

Philadelphia, PA  19103

(215) 569-5488

Pursuant to Rule 429, the prospectus related to this Registration Statement is combined with the prospectus relating to shares of common stock registered on Form S-8 Registration Statement No. 333-137757 previously filed by the registrant. Upon its effectiveness, this Registration Statement will constitute Post-Effective Amendment No. 1 to such previously filed registration statement.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock , par value $.01 per share	2,000,000	(2)	$10,325,092.50	$1,104.78

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of common stock, par value $.01 per share (“Common Stock”), set forth above, an indeterminate number of shares of Common Stock which, by reason of certain events specified in the Sun American Bancorp 2005 Amended and Restated Stock Option and Stock Incentive Plan (the “Plan”), may become issuable pursuant to the anti-dilution provision of the Plan.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. Of the 2,000,000 shares of Common Stock authorized for issuance under the Plan, 72,750 shares are being registered at a price of $5.23 per share and the remaining 1,927,250 shares are being registered at a price of $5.16 per share which represents the average of the high and low prices of the Common Stock reported by AMEX on January 31, 2007.

EXPLANATORY NOTE

On March 31, 2006, Sun American Bancorp (the “Company” or “Registrant”) filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-8 (File No. 333-137757), the contents of which are incorporated herein by reference, to register 2,000,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), which had been authorized for issuance under the Company’s 2005 Stock Option and Stock Incentive Plan. On November 29, 2006, the Company’s Board of Directors adopted an amendment to the Company’s 2005 Stock Option and Stock Incentive Plan (as amended, the “Plan”). The amendment, which was approved by the stockholders of the Company on December 27, 2006, among other things, increased the number of shares authorized for issuance under the Plan from 2,000,000 to 4,000,000. Pursuant to General Instruction E of Form S-8, the Company is filing this registration statement on Form S-8 (the “Registration Statement”) with the SEC to (i) register the additional 2,000,000 shares of the Company’s Common Stock authorized for issuance under the Plan and (ii) post-effectively amend the Company’s March 31, 2006 registration statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents and all other documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents:

Document	Period	Date of Filing
Annual Report on Form 10-KSB	December 31, 2005	March 29, 2006
Annual Report on Form 10-KSB/A	December 31, 2005	May 1, 2006
Quarterly Report on Form 10-QSB	March 31, 2006	May 12, 2006
Quarterly Report on Form 10-QSB	June 30, 2006	August 14, 2006
Quarterly Report on Form 10-QSB/A	June 30, 2006	August 21, 2006
Quarterly Report on Form 10-QSB	September 30, 2006	November 14, 2006
Definitive Proxy Statement for the Annual Meeting of Stockholders	July 25, 2006	July 7, 2006
Current Report on Form 8-K	January 4, 2006	January 5, 2006
Current Report on Form 8-K	December 16, 2005	January 17, 2006
Current Report on Form 8-K	January 12, 2006	January 24, 2006
Current Report on Form 8-K	February 7, 2006	February 9, 2006
Current Report on Form 8-K	May 17, 2006	May 23, 2006
Current Report on Form 8-K	May 22, 2006	May 26, 2006
Current Report on Form 8-K	June 5, 2006	June 5, 2006
Current Report on Form 8-K	June 5, 2006	June 9, 2006
Current Report on Form 8-K	June 26, 2006	June 27, 2006
Current Report on Form 8-K	June 29, 2006	June 30, 2006
Current Report on Form 8-K (except for Item 2.02 and Exhibit 99.1)	June 30, 2006	July 6, 2006
Current Report on Form 8-K (except for Item 2.02 and Exhibit 99.1)	July 24, 2006	July 26, 2006
Current Report on Form 8-K	August 18, 2006	August 24, 2006
Current Report on Form 8-K	September 20, 2006	September 22, 2006
Current Report on Form 8-K (except for Item 2.02 and Exhibit 99.1)	October 31, 2006	November 3, 2006
Current Report on Form 8-K	November 17, 2006	November 24, 2006
Current Report on Form 8-K	November 27, 2006	November 29, 2006
Current Report on Form 8-K	December 27, 2006	January 8, 2007
Current Report on Form 8-K	November 17, 2006	February 1, 2007

In addition, any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.

Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. A corporation may indemnify such person against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer or director in defending such action, provided that the officer or director undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided by the DGCL is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any corporation’s bylaws, agreement, vote or otherwise.

Section EIGHTH of the Amended and Restated Certificate of Incorporation of the Company provides that the Company shall indemnify all persons whom it may indemnify to the fullest extent permitted by the DGCL. Section SIXTH of the Amended and Restated Certificate of Incorporation provides that directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duties unless the breach involves:  (i) a director’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the Company, or (iv) a transaction from which the director derived an improper personal benefit.

The Amended and Restated By-Laws of the Company provide that the Company will, to the fullest extent permitted by applicable law, as may be amended from time to time, (i) indemnify any officer or director of the Company or the personal representatives thereof, made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Company or served any other enterprise in any capacity at the request of the Company, against judgments, fines, amounts paid in settlement and reasonable expenses including attorneys’ fees incurred as a result of such action or proceeding or any appeal therein, and (ii) pay in advance of the final disposition of any such action or proceeding expenses incurred by any such indemnified person in defending such action or proceeding.

The Company purchased a policy of directors’ and officers’ liability insurance.

Item 8.

Exhibits.

The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit Number	Description
4.1	Stock Certificate for Common Stock.*
5.1	Opinion of Blank Rome LLP.
10.1	Amended and Restated 2005 Stock Option and Stock Incentive Plan.**
23.1	Consent of Crowe Chizek and Company LLC.
23.2	Consent of Morrison, Brown, Argiz and Farra, LLP.
23.3	Consent of Crowe Chizek and Company LLC.
23.4	Consent of Hacker, Johnson & Smith, PA.
23.5	Consent of Blank Rome LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the Signature Page).

———————

*

Filed as an exhibit to Form 10-KSB of the Registrant on April 3, 2002.

**

Management compensation plan or arrangement.

Item 9.

Undertakings.

The undersigned Registrant hereby undertakes:

(a)

Rule 415 Offering.

 (1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

Filings incorporating subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Request for acceleration of effective date or filing of registration statement on Form S-8.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida, on January 30, 2007.

SUN AMERICAN BANCORP

By:	/s/ MICHAEL E. GOLDEN
Michael E. Golden
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Golden, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the SEC, granting unto the said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

SIGNATURE	CAPACITY	DATE
/s/ MICHAEL E. GOLDEN	President and Chief Executive Officer (Principal Executive Officer) and Director	January 30, 2007
Michael E. Golden
/s/ ROBERT L. NICHOLS	Chief Financial Officer (Principal Accounting and Financial Officer)	January 30, 2007
Robert L. Nichols
/s/ JAMES PARTRIDGE	Chairman and Director	January 30, 2007
James Partridge
/s/ HUGO A. CASTRO	Director	January 30, 2007
Hugo A. Castro
/s/ NELSON FAMADAS	Director	January 30, 2007
Nelson Famadas
/s/ LEONARD F. MARINELLO	Director	January 30, 2007
Leonard F. Marinello
/s/ STEPHEN PERRONE	Director	January 30, 2007
Stephen Perrone
/s/ MICHAEL ROSINUS	Director	January 30, 2007
Michael Rosinus
/s/ ALBERTO VALLE	Director	January 30, 2007
Alberto Valle

EXHIBIT INDEX

Exhibit Number	Description
4.1	Stock Certificate for Common Stock.*
5.1	Opinion of Blank Rome LLP.
10.1	Amended and Restated 2005 Stock Option and Stock Incentive Plan.**
23.1	Consent of Crowe Chizek and Company LLC.
23.2	Consent of Morrison, Brown, Argiz and Farra, LLP.
23.3	Consent of Crowe Chizek and Company LLC.
23.4	Consent of Hacker, Johnson & Smith, PA.
23.5	Consent of Blank Rome LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the Signature Page).

———————

*

Filed as an exhibit to Form 10-KSB of the Registrant on April 3, 2002.

**

Management compensation plan or arrangement.